Exhibit 10.9AA

May 2, 2008

[NAME]

[TITLE]

Tercica, Inc.

2000 Sierra Point Pkwy., Suite 400

Brisbane, CA 94005

Re: RSU Accelerated Vesting

Dear [NAME],

This letter is formal notification that pursuant to your offer letter or employment agreement as the case may be, or under the Company’s 2004 Stock Option Plan, when the vesting of your stock options is accelerated due to a change of control, the vesting of your RSUs will be similarly (i.e., as regards percent of unvested) accelerated. For any RSUs subject to a deferral election (i.e., chosen by you), the delivery of your accelerated vested shares will be governed by the terms of your RSU Agreement and Deferral Election Agreement.

If you have any questions, please do not hesitate to contact me.

Very truly yours,

Stephen N. Rosenfield
Executive Vice President of Legal Affairs

Schedule of Executive Officer Receipents

John A. Scarlett, M.D.

Ross G. Clark, Ph.D.

Richard A. King

Ajay Bansal

Stephen N. Rosenfield

Thorsten von Stein, M.D., Ph.D.

Andrew J. Grethlein, Ph.D.

Susan Wong